Exhibit 10.12

Execution Version

AMENDMENT NO. 1

TO

PALVELLA THERAPEUTICS, INC.

2019 EQUITY INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) to the Palvella Therapeutics, Inc. 2019 Equity Incentive Plan (the “Plan”) is effective as of May 22, 2020. All undefined terms used herein shall have the meaning set forth in the Plan.

1.       Section 3(a) of the Plan is hereby amended and restated in its entirety to read as follows:

(a)       Shares Subject to the Plan. The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company. The maximum number of Shares that may be issued in respect of Awards under the Plan 1,690,000, all of which may be issued in respect of Incentive Stock Options. The Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares.

2.       Except as expressly set forth above, the terms and conditions of the Plan shall remain unchanged by this Amendment and the Plan shall remain in full force and effect in accordance with its terms.

[Signature page follows]

IN WITNESS WHEREOF, Palvella Therapeutics, Inc. has caused the undersigned to execute this Amendment as of the date first above written.

Palvella Therapeutics, Inc.

By:	/s/ Wesley H. Kaupinen
Name:	Wesley H. Kaupinen
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 to 2019 Equity Incentive Plan]